UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 11, 2017

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment-Related Agreements

On October 11, 2017, AAR CORP. (the “Company”), upon approval of the Compensation Committee and the Board of Directors, entered into an amended and restated severance and change in control agreement with Robert J. Regan, Vice President, General Counsel and Secretary of the Company, and a severance and change in control agreement with Michael D. Milligan, Vice President and Chief Financial Officer of the Company.  The material terms of these agreements are described below. The full text of these agreements are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Amended and Restated Severance and Change in Control Agreement with Mr. Regan

The Company entered into an amended and restated severance and change in control agreement, effective October 11, 2017, with Mr. Regan. The agreement reflects the following material changes to Mr. Regan’s prior severance and change in control agreement:

•                                          Mr. Regan may no longer terminate his employment for any reason during the 19th month following a Change in Control and still receive severance benefits. As amended, severance benefits are only payable in connection with a Change in Control if, within 18 months following the Change in Control, either the Company terminates Mr. Regan’s employment without Cause or Mr. Regan terminates his employment for Good Reason.

•                                          Mr. Regan may elect, with respect to any 280G excise tax, if applicable, either to receive the full amount of severance benefits and be responsible for paying any excise tax or to receive severance benefits that are reduced to the maximum amount that may be paid without triggering the excise tax. (Prior to the amendment and restatement, there was no ability to elect to receive a reduced amount to avoid any 280G excise tax.)

The agreement also reflects a prior amendment that added a “double trigger” provision, whereby full vesting of outstanding equity awards will only occur if Mr. Regan’s employment is terminated within 18 months following a Change in Control, either by the Company other than for Cause or Disability or by Mr. Regan for Good Reason, and in such case all performance-based restricted stock shares and units will vest based on the higher of the target or actual performance through his employment termination date.

The agreement retains all of the other principal terms of the prior agreement. In particular, the agreement retains the following severance provisions:

•                                          If prior to, or more than 18 months after, a Change in Control of the Company, Mr. Regan’s employment is terminated by the Company other than for Cause, he is entitled to (i) continued salary for 12 months or, if earlier, until he obtains comparable employment, (ii) any earned bonus not yet paid for the preceding fiscal year, and (iii) a pro-rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year in which the termination occurs. If Mr. Regan terminates his employment, or if the Company terminates Mr. Regan’s employment for Cause, the Company may, but is not required to, pay the above-described severance benefits. Severance payments will cease if Mr. Regan breaches the confidentiality or non-compete provisions in the agreement, which are in effect for the one-year severance period.

•                                          If Mr. Regan’s employment is terminated within 18 months following a Change in Control, either by the Company other than for Cause or Disability or by Mr. Regan for Good Reason, he is entitled to:

(i)            an immediate lump sum payment equal to the sum of (A) any unpaid salary and bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and as if all performance goals had been met at target level (including the value of any restricted stock granted in lieu of bonus), and (C) two times base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;

(ii)           continued coverage for Mr. Regan and his dependents under the Company’s welfare and fringe benefit plans for two years following termination of employment (he and his dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such two-year period);

(iii)          reasonable legal fees incurred by Mr. Regan in enforcing the agreement; and

(iv)          Company-paid outplacement services for the earlier of 18 months or the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to Mr. Regan pursuant to the payment described in (i)(C) above).

The agreement’s non-compete provisions do not apply in the case of a termination of employment following a Change in Control.

•                                          If Mr. Regan’s employment terminates due to Disability, he will receive payment pursuant to the Company’s disability plans then in effect and will continue to receive coverage under the Company’s medical, dental and life insurance plans for three years following such termination.

The terms Change in Control, Cause, Good Reason and Disability are defined in the agreement.

The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Severance and Change in Control Agreement with Mr. Milligan

The Company entered into a severance and change in control agreement, effective October 11, 2017, with Mr. Milligan.  The terms and conditions of Mr. Milligan’s agreement are identical to the terms and conditions of Mr. Regan’s agreement as described above.

The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 11, 2017, the Company held its 2017 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting,  32,938,632 shares of common stock, par value $1.00 per share, or approximately 95.13%  of the 34,622,093 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.  Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, as described in the Company’s proxy statement filed on August 31, 2017, and the final voting results on each such matter.

Proposal 1:            Election of Directors.

The stockholders elected each of the Company’s four Class III director nominees for a three-year term expiring at the 2020 annual meeting, as reflected in the following voting results:

Name of Nominee	For	Withheld	Broker Non-Votes
PATRICK J. KELLY	22,633,336	7,745,244	2,560,052
DUNCAN J. MCNABB	30,270,048	108,532	2,560,052
PETER PACE	29,779,525	599,055	2,560,052
RONALD B. WOODARD	26,533,078	3,845,502	2,560,052

The continuing directors of the Company are Anthony K. Anderson, Norman R. Bobins, Michael R. Boyce, James E. Goodwin, John M. Holmes, David P. Storch, Jennifer L. Vogel and Marc J. Walfish.

Proposal 2:            Advisory Vote on Executive Compensation.

The stockholders approved, on an advisory basis, the executive compensation paid to the Company’s named executive officers for the fiscal year ended May 31, 2017, as reflected in the following voting results:

For	Against	Abstain
23,788,279	6,562,385	27,916

Proposal 3:            Advisory Vote on the Frequency of Future Executive Compensation Votes.

The stockholders approved, on an advisory basis, a “1 year” frequency vote on executive compensation, as reflected in the following voting results:

1 Year	2 Years	3 Years	Abstain
21,713,450	23,577	8,608,397	33,156

Proposal 4:            Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2018, as reflected in the following voting results:

For	Against	Abstain
32,502,456	395,202	40,974

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Severance and Change in Control Agreement dated as of October 11, 2017 between AAR CORP. and Robert J. Regan.

10.2	Severance and Change in Control Agreement dated as of October 11, 2017 between AAR CORP. and Michael D. Milligan.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Severance and Change in Control Agreement dated as of October 11, 2017 between AAR CORP. and Robert J. Regan.

10.2	Severance and Change in Control Agreement dated as of October 11, 2017 between AAR CORP. and Michael D. Milligan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2017
AAR CORP.

	By:	/s/ROBERT J. REGAN
Name: Robert J. Regan
Vice President, General Counsel and Secretary